Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Bed Bath and Beyond Inc.:
We consent to the incorporation by reference in the registration statement (Nos. 33-63902, 33-87602, 333-18011, 333-75883, 333-64494, 333-126169, 333-182528, 333-227939, 333-234457, 333-238697, and 333-237972) on Form S-8 and in the registration statement (No. 333-197267) on Form S-3 of Bed Bath & Beyond Inc. and subsidiaries of our reports dated April 22, 2021 with respect to the consolidated balance sheets of Bed Bath & Beyond Inc. as of February 27, 2021 and February 29, 2020, the related consolidated statements of operations, comprehensive loss, shareholders’ equity, and cash flows for each of the years in the three-year period ended February 27, 2021, and the related notes and financial statement schedule, and the effectiveness of internal control over financial reporting as February 27, 2021, which reports appears in the February 27, 2021 annual report on Form 10-K of Bed Bath & Beyond Inc. and subsidiaries.
Our report on the consolidated financial statements refers to a change in accounting for leases as of March 3, 2019, due to the adoption of Accounting Standards Codification Topic 842, Leases.

/s/ KPMG LLP
Short Hills, New Jersey
April 22, 2021